Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261723, 333-200456 and 333-235685) and Form S-3 (No. 333-213169, 333-223411 and 333-237663) of Triumph Financial, Inc. of our report dated February 15, 2023, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Franklin, Tennessee
February 15, 2023